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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) of
                      THE SECURITIES EXCHANGE ACT OF 1934



Date of Report: October 18, 2000                   Commission file number 1-5805
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                        THE CHASE MANHATTAN CORPORATION
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             (Exact name of registrant as specified in its charter)

         Delaware                                    13-2624428
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(State or other jurisdiction                      (I.R.S. Employer
     of incorporation                             Identification No.)


     270 Park Avenue, New York, NY                      10017
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(Address of principal executive offices)              (Zip Code)



(Registrant's telephone number, including area code) (212)270-6000
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Item 5.   Other Events
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     On October 18, 2000, The Chase Manhattan Corporation ("Chase") announced diluted operating earnings (which excludes special items) for the third quarter of 2000 of $0.68 per share, compared with $0.92 per share for the same 1999 period. Earnings in the 2000 third quarter were $905 million, compared with $1.19 billion in the same quarter of 1999. On the same basis, diluted earnings per share were $2.68 per share for the first nine months of 2000, compared with $2.83 per share for the same period of the prior year. Earnings in the first nine months of 2000 were $3.48 billion, compared with $3.71 billion for the first nine months of 1999.

     On a reported basis (which includes special items) diluted earnings per share for the third quarter of 2000 were $0.66 per share, compared with $0.92 per share for the same 1999 period. Net income in the 2000 third quarter was $884 million, compared with $1.19 billion in the same quarter of 1999. On the same basis, diluted earnings per share were $2.57 per share for the first nine months of 2000, compared with $2.86 per share for the same period of the prior year. Net income in the first nine months of 2000 was $3.34 billion, compared with $3.75 billion for the first nine months of 1999.

     A copy of Chase's press release is attached as an exhibit hereto. That press release may contain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon Chase management's current beliefs and expectations and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These uncertainties include: the risk that the businesses of Chase and J.P. Morgan and Co. Incorporated ("JP Morgan") will not be combined successfully; the risk that the growth opportunities and cost savings from the merger may not be fully realized or may take longer to realize than expected; the risk that the integration process may result in the disruption of ongoing business or the loss of key employees or may adversely effect relationships with employees and clients; the risk that stockholder or required regulatory approvals of the merger will not be obtained or that adverse regulatory conditions will be imposed in connection with a regulatory approval of the merger; the risk of adverse impacts from an economic downturn; the risks associated with increased competition, unfavorable political or other developments in foreign markets, adverse governmental or regulatory policies, and volatility in securities markets, interest or foreign exchange rates or indices; or other factors impacting operational plans. Additional factors that could cause Chase's results to differ materially from those described in the forward-looking statements can be found in the 1999 Annual Report of Form 10-K of Chase and in the Registration Statement on Form S-4 filed by Chase on October 5, 2000 with the Securities and Exchange Commission.


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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

The following exhibit is filed with this report:


Exhibit Number                                  Description

     99.1                       Press Release - 2000 Third Quarter Earnings



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                                   SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 THE CHASE MANHATTAN CORPORATION
                                                          (Registrant)


                                                 /s/ Dina Dublon
                                                     -------------------------
Dated: October 18, 2000                                     Dina Dublon
                                                      Chief Financial Officer




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                                 EXHIBIT INDEX



EXHIBIT NUMBER           DESCRIPTION                       PAGE AT WHICH LOCATED

    99.1                 Press Release - 2000 Third                  6
                         Quarter Earnings




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